                                                                    EXHIBIT 10.5

                THOMAS S. LISTON INDEPENDENT CONTRACTOR AGREEMENT

      This Independent Contractor Agreement (the "Agreement") is made and entered into effective June 20, 2002, by and between Thomas S. Liston, an independent contractor ("Contractor"), and eFunds Corporation, a Delaware corporation (the "Company"). In consideration of the covenants and conditions hereinafter set forth, the Company and Contractor hereby agree as follows:

1.    Services

      Contractor shall serve as the Company's Chief Financial Officer and shall provide consulting services to the Company consistent with the duties typically performed by persons holding such office, as the same are defined from time to time by the Chief Executive Officer of the Company (the "CEO").

2.    Hours of Service

      Contractor shall provide services to the Company on a full-time basis.

3.    Term

      (a) The initial term of this Agreement shall commence on July 1, 2002 and shall expire on October 1, 2002. Following the expiration of the initial term, this Agreement shall automatically be extended for successive one month renewal terms unless one party hereto shall give notice of nonrenewal to the other at least 10 days prior to the expiration of the then-current term.

      (b) Contractor may terminate this Agreement immediately upon notice to the Company if the Company fails to pay Contractor the consulting fees provided for hereunder. The Company may terminate this Agreement at any time for its convenience. If this Agreement is terminated by reason of either of the foregoing contingencies, the Company shall pay Contractor the fees Contractor would have earned during the remaining balance of the term during which such termination occurs.

      (c) The Company may terminate this Agreement at any time for cause if it determines in good faith that Contractor has engaged or intends to engage in illegal conduct or willful misconduct that is or will be injurious to the business of the Company or if Contractor fails to substantially perform his material duties after a written demand for substantial performance is delivered to Contractor by the CEO. In the event of any such termination for cause, the Company shall only be required to pay Contractor for services rendered prior to the date of termination.

4.    Place of Work

      Contractor shall render services primarily at the Company's offices in Scottsdale, Arizona and at such other places as may reasonably be required in connection with the performance of his services hereunder. The Company will make an office and administrative support available to Contractor at its Scottsdale facility.

5.    Payment for Services

      The Company shall pay Contractor $2,000 for each day during which Contactor performs services pursuant to this Agreement, such amount to be paid within 30 days of the end of each month during the term. The Company shall also reimburse Contractor for any reasonable out-of-pocket expenses incurred by Contractor in performing services hereunder at a location other than the Company's Scottsdale facility, including travel and entertainment expenses incurred in accordance with the Company's standard travel policies. Out of pocket expenses of $25 or more will be supported by receipts. The Company's obligation to reimburse Contractor for any proper out of pocket expenses incurred prior to any termination of this Agreement shall survive such termination.

6.    Confidentiality and Ownership

      (a) Contractor recognizes and acknowledges that the Company possesses certain confidential information that constitutes a valuable, special and unique asset. As used herein, the term "confidential information" includes all information and materials belonging to, used by, or in the possession of the Company relating to its products, processes, services, technology, inventions, patents, ideas, contracts, financial information, developments, business strategies, pricing, current and prospective customers, marketing plans and trade secrets of every kind and character, but shall not include (a) information that was already within the public domain at the time the information is acquired by Contractor or (b) information that subsequently becomes public through no wrongful act or omission of Contractor. Contractor agrees that all of the confidential information is and shall continue to be the exclusive property of the Company, whether or not disclosed to Contractor. Contractor agrees to take all reasonable precautions to safeguard the confidentiality of such information.

      (b) All information, inventions and data, regardless of form, generated by Contractor in the performance of services under this Agreement is created as a work for hire and will be the sole property of the Company. In the event that the copyright or other intellectual property right in any data, inventions or information generated by Contractor in the performance of services under this Agreement does not automatically vest in the Company by law, Contractor hereby agrees to, and hereby does, assign to the Company all right, title and interest, worldwide, in and to such copyright or other intellectual property. Contractor further agrees that he will, at the expense of the Company for any out of pocket expenses incurred by Contractor in so doing, provide any reasonable assistance required by the Company in order to enable it to perfect such rights. Contractor agrees not to challenge the Company's ownership of any such rights and not to take any position that is adverse to the Company's interests therein.

      (c) In connection with any patentable inventions conceived or first actually reduced to practice in connection with this Agreement, Contractor will, at the expense of the Company for Contractor's out of pocket expenses in rendering such assistance, furnish the Company with such information and assistance as is reasonably sufficient to enable the Company to file and prosecute patent applications thereon and will execute all documents incident to such filing and prosecution or necessary to vest the full right and title therein in the Company.

7.    Return of Material

      Contractor agrees that upon termination of this Agreement, Contractor will return to the Company all drawings, blueprints, notes, memoranda, specifications, designs, writings, software, devices, documents and any other material containing or disclosing any confidential or proprietary information of the Company. Contractor will not retain any such materials. The Company agrees that upon any termination of this Agreement, the Company will return to Contractor any materials and information in its possession which belong to Contractor and that it will not retain any copies of such materials.

8.    Warranties

      Contractor warrants that:

      (a) Contractor's agreement to perform services pursuant to this Agreement does not violate any agreement or obligation between Contractor and a third party;

      (b) Any work product delivered to the Company by Contractor will not infringe any copyright, patent, trade secret or other proprietary right held by any third party; and

      (c) The services provided by Contractor hereunder shall be performed in a professional and workmanlike manner.

9.    Relationship of Parties

      Contractor is an independent contractor of the Company. Nothing in this Agreement shall be construed as creating an employer-employee relationship or as a guarantee or promise, express or implied, of future employment. Contractor agrees to be responsible for any and all taxes owing to any governmental authority in respect of amounts paid to Contractor hereunder. Contractor shall not be eligible to participate in any benefit plans offered by the Company to its employees, including without limitation its health, welfare, incentive, PTO and retirement plans.

      The Company agrees to indemnify Contractor from and against any claims by third parties resulting from the performance of services hereunder as and to the same extent indemnification is available to its other officers. The Company shall take such steps as are necessary to cause Contractor to be covered under the Company's Directors and Officer's insurance policies for his service as the Company's Chief Financial Officer. The provisions of this paragraph shall survive any termination of this Agreement.

10.   No Solicitation

      Contractor agrees not to induce or attempt to influence, directly or indirectly, any employee of the Company to terminate his/her employment with the Company following any termination of this Agreement.

11.   Miscellaneous

      (a) Attorneys' Fees. Should either party hereto resort to legal proceedings in connection with this Agreement, the party prevailing in such legal proceedings shall be entitled, in addition to such other relief as may be granted, to recover from the non-prevailing party the reasonable attorneys' fees and costs incurred by it in pursuing or defending such legal proceedings.

      (b) Governing Law; No Assignment. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of law principles. The services to be performed by Contractor hereunder are personal in nature and he may not assign this Agreement to any third party or delegate his duties hereunder.

      (c) Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements, representations and warranties between them respecting the subject matter hereof.

      (d) Amendment. This Agreement may be amended only by a writing signed by Contractor and by a duly authorized representative of the Company.

      (e) Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

      (f) Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against either party.

      (g) Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any given right or remedy by either party hereto shall not preclude or waive its right to exercise any or all of its other rights and remedies.

      (h) Nonwaiver. No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged with such waiver and, in the case of the Company, by an officer of the Company or other person duly authorized by the Company.

      (i) Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if given in writing, and if and when sent by certified or registered mail, with postage prepaid, to Contractor's residence (as noted below), or to the Company's principal office in Scottsdale, as the case may be.

      (j) Disputes. EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO.

Company:                                Contractor:

By: /s/ J.A. Blanchard                  By: /s/ THOMAS S. LISTON
    ------------------                      --------------------
                                                        (Signature)
Title: CEO

                                        Name: Thomas S. Liston
                                                          (Print)

                                        ----------------------------------------
                                        Social Security #

                                        Address:________________________________

                                                --------------------------------

                                                --------------------------------